                                   EXHIBIT 15B
           ACKNOWLEDGEMENT OF INDEPENDENT CERTIFIED PUBLC ACCOUNTANTS

James A. Moyers, CPA
10300 North Central Parkway
Suite 530
Dallas, Texas 75231

We hereby acknowledge awareness of the use of the unaudited interim reports for the quarters ended February 28, 2001 and August 31, 2000 of TBX Resources, Inc.
in the S-8 Registration Statement dated June 5, 2001 TBX Resources, Inc.

                                                        /s/ James A. Moyers, CPA
                                                        ------------------------
                                                            James A. Moyers, CPA
                                                    Certified Public Accountants

June 4, 2001
Dallas, Texas